Exhibit 8.3
April 28, 2010
Nobao Renewable Energy Holdings Limited
Building 4, No. 150 Yonghe Road,
Shanghai, 200072
People’s Republic of China
Dear Sirs,
We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws. For the purpose of this opinion, the PRC shall not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.
We have acted as the PRC counsel for Nobao Renewable Energy Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on April 28, 2010, relating to the offering by the Company of American Depositary Shares (the “ADSs”) and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange.
In so acting, we have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by Governmental Authorities and officers of the Company. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.
As used herein, (a) “Approvals” means all approvals, consents, waivers, sanctions, authorizations, declarations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, licenses, certificates and permits required by Governmental Authorities; (b) “Governmental Authorities” means any court, governmental agency or body or any stock exchange authorities of the PRC; and (c) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, subordinary legislations of the PRC which are officially published and publicly available.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “Taxation” insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion.
We do not express any opinion herein concerning any law other than PRC tax law.
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our name under the heading “Taxation” in the Registration Statement.

Yours sincerely,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices

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